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                                                                    EXHIBIT 3(a)

                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        SUPERCONDUCTIVE COMPONENTS, INC.
                          (adopted SEPTEMBER 12, 1995)


         Edward R. Funk, President and Curtis A. Loveland, Secretary, of Superconductive Components, Inc. (the "Corporation"), with its principal offices located at Columbus, Franklin County, Ohio, do hereby certify that in an action by unanimous written consent of the directors pursuant to Section 1701.54 of the Ohio Revised Code, the Articles of Incorporation have been amended and restated pursuant to Section 1701.72 of the Ohio Revised Code, as follows:

         FIRST: The name of said Corporation shall be Superconductive Components, Inc.

         SECOND: The place in Ohio where its principal office is to be located is the City of Columbus, Franklin County, Ohio.

         THIRD: The purposes for which it is formed are to engage in any business or activity for which corporations are formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio.

         FOURTH:

                  A.  AUTHORIZED SHARES.

                           The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Fifteen Million Two Hundred Sixty Thousand (15,260,000) consisting of:

                                    1. Fifteen Million (15,000,000) shares of
                                    Common Stock, without par value (the "Common
                                    Stock");

                                    2. Ten Thousand (10,000) cumulative
                                    preferred shares, without par value (the
                                    "Cumulative Preferred Stock");

                                    3. One Hundred Twenty-Five Thousand
                                    (125,000) shares of Voting Preferred Stock, without par value (the "Voting Preferred Stock"); and

                                    4. One Hundred Twenty-Five Thousand
                                    (125,000) shares of Non-Voting Preferred
                                    Stock, without par value (the "Non-Voting
                                    Preferred Stock").
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                  B.   COMMON STOCK

                  The holders of the Common Stock are entitled at all times to one vote for each share and to such dividends as the Board of Directors may in its discretion from time to time legally declare, subject, however, to the voting and dividend rights, if any, of the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation after the payment of all debts and necessary expenses shall be distributed among the holders of the Common Stock pro rata in accordance with their respective holdings, subject, however, to the rights of the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock then outstanding. The Common Stock is subject to all of the terms and provisions of the Voting Preferred Stock and the Non-Voting Preferred Stock as fixed by the Board of Directors as hereinafter provided.

                  C.  CUMULATIVE PREFERRED STOCK

                  Each share of the Cumulative Preferred Stock shall have a stated value of Three Hundred Dollars ($300.00) and be entitled to receive dividends at the rate of ten (10%) per annum of the stated value per share thereof, paid, at the election of the Corporation, in either (i) cash or (ii) Common Stock at the then per share market value of the Common Stock. Such dividends shall be cumulative from the date of issuance and shall be payable in arrears, when and as declared by the Board of Directors. Each share of the Cumulative Preferred Stock shall be equal to every other share of Cumulative Preferred Stock except that shares issued at different times may differ as to the dates from which dividends thereon shall be cumulative. Except as otherwise provided in this Article Fourth, each share of Cumulative Preferred Stock shall be equal to each share of Common Stock in all respects, including, without limitation, voting rights and rights upon liquidation.

                  Subject to an upon compliance with the provisions above, the holder of any shares of Cumulative Preferred Stock may at his option convert any such shares of Cumulative Preferred Stock into such number of fully paid and nonassessable shares of Common Stock as are issuable pursuant to the formula set forth below; provided, however, that there must be sufficient Common Stock duly and validly authorized and unissued to accommodate any such conversion.

                  The basic conversion rate shall be five hundred (500) shares of Common Stock for each share of Cumulative Preferred Stock surrendered for conversion.

                  In case at any time or from time to time the Corporation shall:

                           (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

                           (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                           (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

                  then the conversion rate in effect immediately after the happening of any such event shall be proportionately increased, in case of the happening of events described in subparagraphs (i) or (ii) above, or proportionately decreased in case of the happening of events described in subparagraph
                  (iii) above.

                  To convert shares of Cumulative Preferred Stock, the holder shall give the Corporation thirty (30) days advance written notice which notice shall contain (i) the number of shares of Cumulative


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                  Preferred Stock to be exchanged and (ii) stock certificates representing the shares of Cumulative Preferred Stock to be exchanged. The Board of Directors of the Corporation is expressly authorized to take appropriate action, without any further action by the shareholders of this Corporation, to ensure that any such conversion may be accomplished within thirty (30) days, including, without limitation thereto, the adoption of an amendment to the Articles of Incorporation to increase the number of authorized Common Stock in order to accommodate the conversion.

                  So long as any shares of Cumulative Preferred Stock are outstanding, the Corporation shall not, without the consent (given in writing without a meeting or by vote in person or by proxy at a meeting called for the purpose) of the holders of at least a majority of the aggregate number of shares of Cumulative Preferred Stock entitled to vote thereon, amend, change or repeal any of the express terms of the Cumulative Preferred Stock in any manner adverse to the holders thereof.

                  D.  VOTING PREFERRED STOCK

                  The Board of Directors is hereby expressly authorized to adopt amendments to the Articles of Incorporation to provide for the issuance of one or more series of Voting Preferred Stock, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including without limitation the following, and the shares of each series may vary from the shares of any other series in the following respects:

                           (a) the division of such shares into series and the designation and authorized number of shares of each series;

                           (b) the annual dividend rate on the shares;

                           (c) the dates of payment of dividends, whether the dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

                           (d) the redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

                           (e) sinking fund requirements, if any;

                                    (f) the preference, if any, of the shares of
                           such series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of affairs of the Corporation;

                           (g) the right, if any, of the shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

                           (h) any other relative rights, preferences, and limitations of that series.

                  The holders of Voting Preferred Stock shall be entitled at all times to one vote for each share, voting as a class.


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                  E.  NON-VOTING PREFERRED STOCK

                  The Board of Directors is hereby expressly authorized to adopt amendments to the Articles of Incorporation to provide for the issuance of one or more series of Non-Voting Preferred Stock, and to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including without limitation the following, and the shares of each series may vary from the shares of any other series in the following respects:

                           (a) the division of such shares into series and the designation and authorized number of shares of each series;

                           (b) the annual dividend rate on the shares;

                           (c) the dates of payment of dividends, whether the dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

                           (d) the redemption price or prices for the particular series, if redeemable, and the terms and conditions of such redemption;

                           (e) sinking fund requirements, if any;

                           (f) the preference, if any, of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of affairs of the Corporation;

                           (g) the right, if any, of the shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion; and

                           (h) any other relative rights, preferences, and limitations of that series.

                  Except as otherwise required by law, no holders of Non-Voting Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Corporation.

                  F.  SERIES A 10% NON-VOTING CONVERTIBLE PREFERRED STOCK.

                  There shall be created out of the authorized number of the Non-Voting Preferred Stock of the Corporation a series designated as "Series A 10% Non-Voting Convertible Preferred Stock" (the "Series A Non-Voting Preferred Stock"), to consist of 700 shares, with a stated value of $1,000 per share, of which the preferences, rights, qualifications, limitations and restrictions thereof, shall be as follows:

                  (1) CERTAIN DEFINITIONS. Unless the context otherwise requires, the terms defined in this paragraph shall have, for the purposes of this paragraph and paragraphs 2 through 9 below, the meanings herein specified.

                           COMMON STOCK. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other shares of the Corporation, howsoever designated, authorized after the Issue Date, which have the right (subject always to prior rights of any class or series of Voting and Non-Voting Preferred Stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

                           CUMULATIVE PREFERRED STOCK. The term "Cumulative Preferred Stock" shall mean all shares now or hereafter authorized of any class of Cumulative Preferred Stock of the


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                           Corporation which are entitled to receive dividends
                           at the rate of ten percent (10%) per annum of the stated value per share thereof and which are convertible into shares of Common Stock.

                           ISSUE DATE. The term "Issue Date" shall mean the date that shares of Series A Non-Voting Preferred Stock are first issued by the Corporation.

                           JUNIOR STOCK. The term "Junior Stock" shall mean the Common Stock and the Cumulative Preferred Stock and any class or series of shares of the Corporation issued after the Issue Date not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the shares of Series A Non-Voting Preferred Stock shall have received the Stated Value of all outstanding shares of Series A Non-Voting Preferred Stock as of the date of such liquidation, dissolution or winding up, plus any accrued and unpaid dividends to such date.

                           PARITY STOCK. The term "Parity Stock" shall mean, for purposes of paragraph 3 below, any class or series of shares of the Corporation issued after the Issue Date entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series A Non-Voting Preferred Stock.

                           SENIOR STOCK. The term "Senior Stock" shall mean any class or series of shares of the Corporation issued after the Issue Date ranking senior to the Series A Non-Voting Preferred Stock in respect of the right to receive dividends, as discussed in paragraph 2 below, or assets upon the liquidation, dissolution or winding up of the affairs of the Corporation, as discussed in paragraph 3 below.

                           STATED VALUE. The term "Stated Value" when used in reference to the Series A Non-Voting Preferred Stock shall mean $1,000 per share of Series A Non-Voting Preferred Stock.

                  (2) DIVIDENDS. Subject to the limitations set forth below, the holders of the Series A Non-Voting Preferred Stock shall be entitled to receive dividends at the rate of 10% of the Stated Value per annum per share. Dividends shall be payable on each anniversary of the Issue Date. Dividends shall be payable either in shares of Series A Non-Voting Preferred Stock or cash, in the sole option of the Corporation, for the initial three years that the Series A Non-Voting Preferred Stock is outstanding, and thereafter in cash to the extent funds are then legally available for the payment of such cash dividends. The right of the holders of the Series A Non-Voting Preferred Stock to receive such dividends shall be cumulative and shall accrue from the date of issuance of the Series A Non-Voting Preferred Stock. If at any time, the aggregate amount of cash dividends to be paid by the Corporation on the Series A Non-Voting Preferred Stock is insufficient to permit the payment of the full amount of cash dividends then accrued on all issued and outstanding Series A Non-Voting Preferred Stock, then such cash dividends, to the extent payable, shall be distributed to the holders of all outstanding Series A Non-Voting Preferred Stock ratably in proportion to the respective amounts of cash dividends then accrued and unpaid on such Series A Non-Voting Preferred Stock. So long as any Series A Non-Voting Preferred Stock shall remain outstanding, no cash dividends shall be declared or paid on any Junior Stock until all accrued and unpaid cash dividends on the Series A Non-Voting Preferred Stock have been paid to the holders thereof.

                  In the event that any of the Series A Non-Voting Preferred Stock is converted, as provided herein, prior to a dividend payment date, no payment of or adjustment for dividends yet due shall be made on the Series A Non-Voting Preferred Stock converted.

                  (3) LIQUIDATION RIGHTS. In the event of any liquidation, dissolution, or winding up of the Corporation, the holders of the Series A Non-Voting Preferred Stock then outstanding shall be


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                  entitled to receive out of the assets of the Corporation,
                  before any distribution or payment shall be made to the holders of any Junior Stock, an amount equal to the Stated Value per share plus any accrued and unpaid cumulative dividends thereon. If upon any liquidation, dissolution, or winding up, amounts distributable to the holders of all Series A Non-Voting Preferred Stock and any Parity Stock shall be insufficient to permit the payment of the full liquidation amounts on all issued and outstanding Series A Non-Voting Preferred Stock and Parity Stock, then the entire assets of the Corporation available for distribution to the holders of Series A Non-Voting Preferred Stock and Parity Stock shall be distributed to holders of all Series A Non-Voting Preferred Stock and Parity Stock ratably in proportion to the full preferential amounts to which such holders are respectively entitled. A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale or transfer of all, or substantially all, of its property shall not be deemed to be a liquidation, dissolution, or winding up of the Corporation.

                  (4) OPTIONAL REDEMPTION. After the third anniversary of the Issue Date, the Corporation may, at its option, redeem the Series A Non-Voting Preferred Stock, in whole or in part, at a redemption price equal to 103% of the Stated Value plus the amount of any accrued and unpaid cash dividends thereon to the date of such redemption. In case of the redemption of only a part of the Series A Non-Voting Preferred Stock, the Series A Non-Voting Preferred Stock to be redeemed shall be selected by whatever means the Board of Directors may, in its sole discretion, determine.

                  (5) MANDATORY REDEMPTION. Twenty-five percent (25%) of the Series A Non-Voting Preferred Stock issued and outstanding as of the fourth anniversary of the Issue Date shall be redeemed by the Corporation on the fourth, fifth, sixth and seventh anniversary dates of the Issue Date at a redemption price equal to the Stated Value per share plus the amount of any accrued and unpaid cash dividends thereon to the date of such redemption. The Series A Non-Voting Preferred Stock to be redeemed shall be selected by whatever means the Board of Directors may, in its sole discretion, determine.

                  (6) NOTICE OF REDEMPTION Notice of any redemption shall be given by the Corporation to the holders of record of the Series A Non-Voting Preferred Stock to be redeemed at their respective addresses then appearing upon the books of the Corporation not less than 30 nor more than 60 days prior to the date fixed for such redemption (the "Redemption Date"), which notice shall specify the Redemption Date, the number of shares to be redeemed, and the place where certificates representing such Series A Non-Voting Preferred Stock are to be surrendered. On the Redemption Date, all Series A Non-Voting Preferred Stock as to which such notice shall have been given shall, whether or not certificates therefor shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose, and all rights with respect to such Series A Non-Voting Preferred Stock shall thereupon terminate, except only the right of the holders of the certificates for such Series A Non-Voting Preferred Stock to receive the amount payable upon the redemption thereof, without further dividends.

                  Notwithstanding any provisions of paragraphs 4 and 5 above to the contrary, the Corporation shall not be obligated to pay to any holder of the Series A Non-Voting Preferred Stock the redemption price for any Series A Non-Voting Preferred Stock to be redeemed until such holder shall have surrendered to the Corporation certificates representing such Series A Non-Voting Preferred Stock.

                  (7) CONVERSION RIGHTS. The holders of the Series A Non-Voting Preferred Stock shall have the right and option to convert all or part of the Series A Non-Voting Preferred Stock then owned by them, at any time, into Common Stock; provided, however, that, except for the conversion of all of the Series A Non-Voting Preferred Stock then owned by a holder, no fractional share of Series A Non-Voting Preferred Stock may be converted at any time.


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                  The Common Stock issuable to each holder of Series A
                  Non-Voting Preferred Stock upon conversion of any Series A Non-Voting Preferred Stock shall be, subject to adjustments as described in paragraph 8 below, based upon a conversion price of $.60 per share of Common Stock so that the number of shares of Common Stock issuable for each share of Series A Non-Voting Preferred Stock converted shall be calculated by dividing the Stated Value of each share of Series A Non-Voting Preferred Stock by $.60. Furthermore, and notwithstanding the foregoing sentences of this paragraph, the Corporation shall not be obligated to issue any fractional shares of Common Stock upon conversion of any shares of Series A Non-Voting Preferred Stock. In lieu of any fractional shares of Common Stock to which a holder of shares of Series A Non-Voting Preferred Stock would otherwise be entitled, the Corporation shall pay to such holder cash in an amount equal to the market price of the Common Stock as of the effective date of the conversion, as such price shall be allocable to such fractional shares of Common Stock. For purposes of this paragraph, the market price per share of the Common Stock on any date shall be equal to the average of the quoted prices of such shares for 30 consecutive trading days commencing 45 trading days before the date in question. In the absence of one or more such quotations, or in the absence of any trading market for such shares, the Corporation shall determine the market price of the Common Stock on the basis of such quotations, bid and asked prices, or other information as it considers appropriate and reasonable in light of the circumstances.

                  If the Series A Non-Voting Preferred Stock, in whole or in part, is called for redemption, the right to convert such Series A Non-Voting Preferred Stock into Common Stock ceases at the close of business on the day prior to the Redemption Date set in the notice of redemption.

                  (8) CONVERSION PROCEDURES. In order for the holders of the Series A Non-Voting Preferred Stock to exercise their conversion right and option, a holder of the Series A Non-Voting Preferred Stock shall give written notice to the Corporation stating that such holder thereby exercises its conversion right and option and specifying the number of shares of Series A Non-Voting Preferred Stock such holder desires to convert at that time. Such notice shall be accompanied by stock certificates representing the Series A Non-Voting Preferred Stock then being converted, duly endorsed for transfer to the Corporation. Each such conversion shall be deemed effective on the date the Corporation receives such notice and such stock certificates. Any notice given by any holder of Series A Non-Voting Preferred Stock under this paragraph shall be irrevocable, and all rights with respect to Series A Non-Voting Preferred Stock converted into Common Stock shall terminate as of the effective date of such conversion, except the right to receive certificates representing the Common Stock issuable upon such conversion.

                  (9) ADJUSTMENTS TO CONVERSION PRICE. If the Corporation (a) pays a dividend or makes a distribution on its Common Stock in Common Stock; (b) subdivides its outstanding Common Stock into a greater number of shares; (c) combines its outstanding Common Stock into a smaller number of shares; (d) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or (e) issues by reclassification of its Common Stock any shares of its capital stock, then the conversion privilege and the conversion price in effect immediately before such action shall be adjusted so that the holders of the Series A Non-Voting Preferred Stock may thereafter receive the number of shares of Common Stock which such holders would have owned immediately following such action if they had converted the Series A Non-Voting Preferred Stock immediately before such action.

                  If the Corporation merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities, or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Corporation and any such successor, purchaser, or transferee shall amend the Series A Non-Voting Preferred Stock to provide that they may thereafter by converted in to the kind and amount of stock, securities, or property receivable upon such merger, consolidation, sale, or transfer by a holder of the number of Common Stock


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                  into which the Series A Non-Voting Preferred Stock might have been converted immediately before such merger, consolidation, sale or transfer.

                  G.   SERIES B 10% NON-VOTING CONVERTIBLE PREFERRED STOCK.

                  There shall be created out of the authorized number of the Non-Voting Preferred Stock of the Corporation a series designated as "Series B 10% Non-Voting Convertible Preferred Stock" (the "Series B Non-Voting Preferred Stock"), to consist of 100,000 shares, with a stated value of $10 per share, of which the preferences, rights, qualifications, limitations and restrictions thereof, shall be as follows:

                  (1) CERTAIN DEFINITIONS. Unless the context otherwise requires, the terms defined in this paragraph shall have, for the purposes of this paragraph and paragraphs 2 through 9 below, the meanings herein specified.

                           COMMON STOCK. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation and any other shares of the Corporation, howsoever designated, authorized after the Issue Date, which have the right (subject always to prior rights of any class or series of Voting and Non-Voting Preferred Stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

                           CUMULATIVE PREFERRED STOCK. The term "Cumulative Preferred Stock" shall mean all shares now or hereafter authorized of any class of Cumulative Preferred Stock of the Corporation which are entitled to receive dividends at the rate of ten percent (10%) per annum of the stated value per share thereof and which are convertible into shares of Common Stock.

                           ISSUE DATE. The term "Issue Date" shall mean the date that shares of Series B Non-Voting Preferred Stock are first issued by the Corporation.

                           JUNIOR STOCK. The term "Junior Stock" shall mean the Common Stock and the Cumulative Preferred Stock and any class or series of shares of the Corporation issued after the Issue Date not entitled to receive any assets upon the liquidation, dissolution or winding up of the affairs of the Corporation until the shares of Series B Non-Voting Preferred Stock shall have received the Stated Value of all outstanding shares of Series B Non-Voting Preferred Stock as of the date of such liquidation, dissolution or winding up, plus any accrued and unpaid dividends to such date.

                           PARITY STOCK. The term "Parity Stock" shall mean, for purposes of paragraphs 2 and 3 below, the Series A Non-Voting Preferred Stock, as defined, and any class or series of shares of the Corporation issued after the Issue Date entitled to receive assets upon the liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series B Non-Voting Preferred Stock.

                           SERIES A NON-VOTING PREFERRED STOCK. The term "Series A Non-Voting Preferred Stock" shall mean those shares described in paragraph (F) above.

                           SENIOR STOCK. The term "Senior Stock" shall mean any class or series of shares of the Corporation issued after the Issue Date ranking senior to the Series B Non-Voting Preferred Stock in respect of the right to receive dividends, as discussed in paragraph 2 below, or assets upon the liquidation, dissolution or winding up of the affairs of the Corporation, as discussed in paragraph 3 below.


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                           STATED VALUE. The term "Stated Value" when used in
                           reference to the Series B Non-Voting Preferred Stock shall mean $10 per share of Series B Non-Voting Preferred Stock.

                  (2) DIVIDENDS. Subject to the limitations set forth below, the holders of the Series B Non-Voting Preferred Stock shall be entitled to receive dividends at the rate of 10% of the Stated Value per annum per share. Dividends shall be payable on each anniversary of the Issue Date. Dividends shall be payable either in shares of Series B Non-Voting Preferred Stock or cash, in the sole option of the Corporation, for the initial three years that the Series B Non-Voting Preferred Stock is outstanding, and thereafter in cash to the extent funds are then legally available for the payment of such cash dividends. The right of the holders of the Series B Non-Voting Preferred Stock to receive such dividends shall be cumulative and shall accrue from the date of issuance of the Series B Non-Voting Preferred Stock. If at any time, the aggregate amount of cash dividends to be paid by the Corporation on the Series B Non-Voting Preferred Stock and Parity Stock is insufficient to permit the payment of the full amount of cash dividends then accrued on all issued and outstanding Series B Non-Voting Preferred Stock and Parity Stock, then such cash dividends, to the extent payable, shall be distributed to the holders of all outstanding Series B Non-Voting Preferred Stock and Parity Stock ratably in proportion to the respective amounts of cash dividends then accrued and unpaid on such Series B Non-Voting Preferred Stock and Parity Stock. So long as any Series B Non-Voting Preferred Stock shall remain outstanding, no cash dividends shall be declared or paid on any Junior Stock until all accrued and unpaid cash dividends on the Series B Non-Voting Preferred Stock have been paid to the holders thereof.

                  In the event that any of the Series B Non-Voting Preferred Stock is converted, as provided herein, prior to a dividend payment date, no payment of or adjustment for dividends yet due shall be made on the Series B Non-Voting Preferred Stock converted.

                  (3) LIQUIDATION RIGHTS. In the event of any liquidation, dissolution, or winding up of the Corporation, the holders of the Series B Non-Voting Preferred Stock and Parity Stock then outstanding shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any Junior Stock, an amount equal to the Stated Value per share plus any accrued and unpaid cumulative dividends thereon. If upon any liquidation, dissolution, or winding up, amounts distributable to the holders of all Series B Non-Voting Preferred Stock and any Parity Stock shall be insufficient to permit the payment of the full liquidation amounts on all issued and outstanding Series B Non-Voting Preferred Stock and Parity Stock, then the entire assets of the Corporation available for distribution to the holders of Series B Non-Voting Preferred Stock and Parity Stock shall be distributed to holders of all Series B Non-Voting Preferred Stock and Parity Stock ratably in proportion to the full preferential amounts to which such holders are respectively entitled. A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale or transfer of all, or substantially all, of its property shall not be deemed to be a liquidation, dissolution, or winding up of the Corporation.

                  (4) OPTIONAL REDEMPTION. After the third anniversary of the Issue Date, the Corporation may, at its option, redeem the Series B Non-Voting Preferred Stock, in whole or in part, at a redemption price equal to 103% of the Stated Value plus the amount of any accrued and unpaid cash dividends thereon to the date of such redemption. In case of the redemption of only a part of the Series B Non-Voting Preferred Stock, the Series B Non-Voting Preferred Stock to be redeemed shall be selected by whatever means the Board of Directors may, in its sole discretion, determine.

                  (5) NOTICE OF REDEMPTION Notice of any redemption shall be given by the Corporation to the holders of record of the Series B Non-Voting Preferred Stock to be redeemed at their respective addresses then appearing upon the books of the Corporation not less than 30 nor more than 60 days prior to the date fixed for such redemption (the "Redemption Date"), which notice shall specify the Redemption Date, the number of shares to be redeemed, and the place where certificates representing such Series B Non-Voting Preferred Stock are to be surrendered. On the


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

                  Redemption Date, all Series B Non-Voting Preferred Stock as to which such notice shall have been given shall, whether or not certificates therefor shall have been surrendered for cancellation, be deemed to be no longer outstanding for any purpose, and all rights with respect to such Series B Non-Voting Preferred Stock shall thereupon terminate, except only the right of the holders of the certificates for such Series B Non-Voting Preferred Stock to receive the amount payable upon the redemption thereof, without further dividends.

                  Notwithstanding any provisions of paragraph 4 above to the contrary, the Corporation shall not be obligated to pay to any holder of the Series B Non-Voting Preferred Stock the redemption price for any Series B Non-Voting Preferred Stock to be redeemed until such holder shall have surrendered to the Corporation certificates representing such Series B Non-Voting Preferred Stock.

                  (6) CONVERSION RIGHTS. The holders of the Series B Non-Voting Preferred Stock shall have the right and option to convert all or part of the Series B Non-Voting Preferred Stock then owned by them, at any time, into Common Stock; provided, however, that, except for the conversion of all of the Series B Non-Voting Preferred Stock then owned by a holder, no fractional share of Series B Non-Voting Preferred Stock may be converted at any time.

                  The Common Stock issuable to each holder of Series B Non-Voting Preferred Stock upon conversion of any Series B Non-Voting Preferred Stock shall be, subject to adjustments as described in paragraph 8 below, based upon a conversion price of $.50 per share of Common Stock so that the number of shares of Common Stock issuable for each share of Series B Non-Voting Preferred Stock converted shall be calculated by dividing the Stated Value of each share of Series B Non-Voting Preferred Stock by $.50. Furthermore, and notwithstanding the foregoing sentences of this paragraph, the Corporation shall not be obligated to issue any fractional shares of Common Stock upon conversion of any shares of Series B Non-Voting Preferred Stock. In lieu of any fractional shares of Common Stock to which a holder of shares of Series B Non-Voting Preferred Stock would otherwise be entitled, the Corporation shall pay to such holder cash in an amount equal to the market price of the Common Stock as of the effective date of the conversion, as such price shall be allocable to such fractional shares of Common Stock. For purposes of this paragraph, the market price per share of the Common Stock on any date shall be equal to the average of the quoted prices of such shares for 30 consecutive trading days commencing 45 trading days before the date in question. In the absence of one or more such quotations, or in the absence of any trading market for such shares, the Corporation shall determine the market price of the Common Stock on the basis of such quotations, bid and asked prices, or other information as it considers appropriate and reasonable in light of the circumstances.

                  If the Series B Non-Voting Preferred Stock, in whole or in part, is called for redemption, the right to convert such Series B Non-Voting Preferred Stock into Common Stock ceases at the close of business on the day prior to the Redemption Date set in the notice of redemption.

                  (7) CONVERSION PROCEDURES. In order for the holders of the Series B Non-Voting Preferred Stock to exercise their conversion right and option, a holder of the Series B Non-Voting Preferred Stock shall give written notice to the Corporation stating that such holder thereby exercises its conversion right and option and specifying the number of shares of Series B Non-Voting Preferred Stock such holder desires to convert at that time. Such notice shall be accompanied by stock certificates representing the Series B Non-Voting Preferred Stock then being converted, duly endorsed for transfer to the Corporation. Each such conversion shall be deemed effective on the date the Corporation receives such notice and such stock certificates. Any notice given by any holder of Series B Non-Voting Preferred Stock under this paragraph shall be irrevocable, and all rights with respect to Series B Non-Voting Preferred Stock converted into Common Stock shall terminate as of the effective date of such conversion, except the right to receive certificates representing the Common Stock issuable upon such conversion.

                  (8) ADJUSTMENTS TO CONVERSION PRICE. If the Corporation (a) pays a dividend or makes a distribution on its Common Stock in Common Stock; (b) subdivides its outstanding Common Stock into a greater number of shares; (c) combines its outstanding Common Stock into a smaller number of shares; (d) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or (e) issues by reclassification of its Common Stock any shares of its capital stock, then the conversion privilege and the conversion price in effect immediately before such action shall be adjusted so that the holders of the Series B Non-Voting Preferred Stock may thereafter receive the number of shares of Common Stock which such holders would have owned immediately following such action if they had converted the Series B Non-Voting Preferred Stock immediately before such action.

                  If the Corporation merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities, or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Corporation and any such successor, purchaser, or transferee shall amend the Series B Non-Voting Preferred Stock to provide that they may thereafter by converted in to the kind and amount of stock, securities, or property receivable upon such merger, consolidation, sale, or transfer by a holder of the number of Common Stock into which the Series B Non-Voting Preferred Stock might have been converted immediately before such merger, consolidation, sale or transfer.

                  H. COMBINATION OF COMMON STOCK.

                  Effective as of the close of business on the fifth business day after the date a certificate of amendment adding this Section H to the Corporation's Second Amended and Restated Articles of Incorporation is filed with the Secretary of State of the State of Ohio (the "Effective Time"), each ten shares of Common Stock outstanding immediately before the Effective Time ("Old Common Stock") shall be changed into one share of new Common Stock ("New Common Stock"). The changing of shares of Old Common Stock into shares of New Common Stock shall be referred to as the "Share Combination." The number of shares of Common Stock authorized to be issued by the Corporation and the par value thereof shall not be affected by the Share Combination. No fractional shares of New Common Stock and no certificate representing a fractional share of New Common Stock shall be issued as a result of the Share Combination and, in lieu of any such fractional share of New Common Stock, each holder of a share of Old Common Stock who otherwise would be entitled to receive a fractional share of New Common Stock will be entitled to receive cash in an amount equal to the market value of each share of Old Common Stock that would have been converted into a fraction of a share of New Common Stock but for this sentence, upon surrender of the certificate for such Old Common Stock. For this purpose, the market value of the shares of Old Common Stock shall be the unweighted arithmetic mean of the bid prices of the Common Stock on the over the counter market for the Common Stock for the five trading day period ending at the Effective Time. Promptly after the Effective Time, notice shall be given to the holders of record of Common Stock at the Effective Time to surrender their certificates for Common Stock for cancellation and either issuance of new certificates or the payment of cash in lieu of fractional shares, as the case may be, pursuant to the Share Combination. The appropriate officers of the Corporation are hereby empowered to adopt rules and regulations concerning the surrender and payment for fractional shares resulting from the Share Combination.


         FIFTH: The Corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such times, for such considerations and upon such terms and conditions as may be agreed upon between the Corporation and the selling shareholder or shareholders.

         SIXTH: No holders of shares of the Corporation shall have any pre-emptive right to subscribe for or to purchase any shares of the Corporation of any class, whether now or hereafter authorized.

         SEVENTH: Notwithstanding any provision of the Revised Code of Ohio, now or hereafter in force, requiring for any purpose, the vote or consent of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required, may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, or of such class or classes of shares thereof.

         EIGHTH: No shareholder shall have the right to vote cumulatively in the election of directors pursuant to, and in accordance with ss.1707.69(B)(10) of the Ohio Revised Code.

         NINTH: These First Amended and Restated Articles of Incorporation take the place and supersede the existing Articles of Incorporation.


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